Exhibit 99.1

Lipocine Late-Breaker Presentation at EASL Meeting to Detail LPCN 1144 MRI-PDFF Based Clinical Results on Reduction of Liver Fat and Key Serum Biomarkers

SALT LAKE CITY, UT, March 26, 2019 – Lipocine Inc. (NASDAQ: LPCN), a specialty pharmaceutical company, announced today acceptance of their abstract for late-breaker presentation on LPCN 1144 clinical results as part of The International Liver Congress™ 2019, the annual meeting of the European Association for the Study of the Liver (“EASL”). The presentation will detail LPCN 1144 clinical results with respect to post-treatment changes in liver fat assessed using magnetic resonance imaging, proton density fat fraction ("MRI-PDFF") technique, as well as changes in key serum biomarkers typically associated with non-alcoholic steatohepatitis (“NASH”). The International Liver Congress™ is being held April 10th – 14th in Vienna, Austria.

Presentation Details

Title:	LPCN 1144, an Androgen Receptor Agonist Targeted for NASH, Reduces Liver Fat and Key Serum Biomarkers
Publication Number:	5468 (LBP-03)
Date:	April 11, 2019
Location:	Reed Messe Wien Congress and Exhibition Center, Vienna, Austria
Time:	9 a.m. CEST – 5 p.m. CEST

"We look forward to sharing LPCN 1144 clinical results as part of The International Liver Congress™ 2019," stated Mahesh Patel, Ph.D., Lipocine's Chairman, President and Chief Executive Officer.

About Lipocine

Lipocine Inc. is a specialty pharmaceutical company developing innovative pharmaceutical products to treat metabolic and endocrine disorders using its proprietary drug delivery technologies. Lipocine's clinical development pipeline includes four development programs TLANDO, LPCN 1144, LPCN 1111 and LPCN 1107. TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate, is designed to help restore normal testosterone levels in hypogonadal men. LPCN 1144, an oral prodrug of bioidentical testosterone, is being developed as a treatment of non-alcoholic steatohepatitis ("NASH") and recently completed a proof-of-concept clinical study demonstrating substantial liver fat reductions in hypogonadal males assessed using magnetic resonance imaging, proton density fat fraction ("MRI-PDFF") technique. LPCN 1111, a novel oral prodrug of testosterone, originated and is being developed by Lipocine as a next-generation oral testosterone product with potential for once-daily dosing and is currently in Phase 2 testing. LPCN 1107 is potentially the first oral hydroxyprogesterone caproate product candidate indicated for the prevention of recurrent preterm birth and has been granted orphan drug designation by the FDA. An End of Phase 2 meeting with the FDA has been completed. For more information, please visit www.lipocine.com.

Forward-Looking Statements

This release contains “forward looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding Lipocine’s product candidates and related clinical trials and the FDA review process relating to its product candidates, the path to approvability by the FDA of Lipocine’s development programs, the potential uses and benefits of our product candidates, including LPCN 1144, and our product development efforts. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that the FDA will not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals, the results and timing of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

CONTACT:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

mb@lipocine.com

Investors:

Hans Vitzhum

Phone: (646) 597-6979

hans@lifesciadvisors.com